UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Section 1-4. Not applicable.

Section 5.	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2010, Dr. Lon Bell resigned as Chief Technology Officer of Amerigon Incorporated (the “Corporation”) and as President of the Corporation’s subsidiary, BSST LLC (“BSST”). Dr. Bell remains a director of the Corporation.

Section 7–Regulation FD

Item 7.01	Regulation FD Disclosure

On January 4, 2011, the Corporation publicly announced that the Corporation had completed the acquisition of the 15 percent minority interest in its subsidiary, BSST, which had been held by Dr. Bell, and the acquisition from Dr. Bell of reversionary rights to certain technology previously owned by Dr. Bell for an aggregate cash payment of approximately $3.4 million. A copy of the original Company news release making such announcement is filed as Exhibit 99.1 to this report and is incorporated in this report by reference. The information in this Section 7, Item 7.01 and the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

Section 8.	Not applicable.

Section 9.	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Company News Release dated January 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

	By:	/S/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer
Date: January 4, 2011

Exhibit Index

99.1	Company news release dated January 4, 2011.